Exhibit 10.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of June 30, 2004 (this “Agreement”), is made by and between U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee under the Indenture (as defined below) and as secured party under the Security Agreement (as defined in the Indenture) (together with its successors in such capacities, the “Trustee”), and TEXAS STATE BANK, as the lender (the “Bank”) under the Credit Agreement (as defined below).

RECITALS

WHEREAS, The Wornick Company, a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and the Trustee entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), whereby indebtedness was incurred by the Issuer, the repayment of which is guaranteed by the Guarantors and secured by a continuing security interest in and lien on substantially all of the assets of the Issuer and the Guarantors (other than the Excluded Assets (defined therein)) (the “Collateral”);

WHEREAS, the Issuer, the Guarantors and the Bank entered into that certain Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby the Bank agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of the Issuer, the repayment of which is secured by a continuing security interest in and lien on the Collateral in accordance with the Credit Agreement and all other Loan Documents (as defined in the Credit Agreement) (collectively, the “Credit Documents”);

WHEREAS, one of the conditions of the Credit Agreement is that the security interest in the Collateral under the Credit Documents be senior in priority to the security interest in the Collateral under the Indenture Documents (defined below) in the manner and to the extent provided for in this Agreement;

WHEREAS, the Trustee and the Bank desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in the Collateral; and

WHEREAS, the terms of the Indenture permit the Issuer and the Guarantors to enter into the Credit Agreement, and in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions.  In addition to the capitalized terms defined above, as used in this Agreement, the following capitalized terms are used:

“Credit Facility Indebtedness” means all present and future Obligations (as defined in the Credit Agreement), contingent or otherwise, of the Issuer and the Guarantors to the Senior Creditor arising under or pursuant to the Credit Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and also including the secured claims of the Senior Creditor in respect of the Collateral in any Insolvency Proceeding.

“Enforcement Action” means, with respect to the Trustee or the Senior Creditor, (a) the commencement of any action, whether judicial or otherwise, for the enforcement of such Party’s rights and remedies as a secured creditor with respect to the Collateral, including the commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any exercise of remedies with respect to the Collateral under the Indenture Documents or the Credit Documents; (b) notifying any third-party account debtors of the Issuer, any Guarantor or any of their respective subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf; or (c) following the commencement of an Insolvency Proceeding against the Issuer or any Guarantor, exercising any rights afforded to secured creditors in a case under the Bankruptcy Code that directly relates to or directly affects any of the Collateral.

“Enforcement Event” means the occurrence and continuance of an Event of Default.

“Enforcement Event Notice” has the meaning set forth in Section 3.2(a).

“Entitled Party” has the meaning set forth in Section 4.1(a).

“Event of Default” has the meaning set forth in the Financing Documents.

“Expiry Date” has the meaning set forth in Section 3.2(b)(i).

“Financing Documents” means the Indenture Documents and the Credit Documents.

“Fully Paid” means the payment in cash or cash equivalents in full of all obligations (other than inchoate indemnity obligations that survive payment in full) under the Credit Documents or the Indenture Documents, as the case may be, and in the case of the Credit Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Documents).

“Indenture Documents” means the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuer or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Insolvency Proceeding” means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the Issuer, any Guarantor, or any other subsidiary of the Issuer, or its successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuer, any Guarantor, or any other subsidiary of the Issuer, or its successors or assigns.

“Lien Priority” means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

“Maximum Amount” means an aggregate amount of Credit Facility Indebtedness incurred and outstanding at any time (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to the greater of (a) $15.0 million, plus any Indebtedness owing to the Senior Creditor certified by the Issuer to the Senior Creditor at the time of incurrence to be permitted under the Indenture pursuant to clause (ii) of paragraph (g) or paragraph (h) of the definition of “Permitted Indebtedness,” minus the amount of any such Indebtedness certified by the Issuer to the Senior Creditor to be (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 of the Indenture, or (2) assumed by a transferee in an Asset Sale, and (b) the sum of (i) 85% of the net book value of accounts receivable of the Issuer and the Subsidiaries, and (ii) 65% of the net book value of inventory of the Issuer and the Subsidiaries, in the case of each of clauses (b)(i) and (ii), as determined by the Issuer in accordance with GAAP as of the date or dates of incurrence of such Indebtedness under the Credit Agreement, and which Indebtedness is certified by the Issuer to the Senior Creditor at the time of incurrence as permitted under the Indenture, and including accounts receivable and inventory acquired with the proceeds of the substantially concurrent incurrence of Indebtedness under the Credit Agreement, plus in the instance of either clause (a) or (b), all related interest, fees, indemnities, costs and expenses.

“Notes” means the senior secured notes issued under the Indenture.

“Party” means any signatory to this Agreement.

“Secured Liability” means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

“Senior Creditor” means the Bank or, if applicable, the administrative agent (or similar designation, if the Credit Facility Indebtedness is syndicated among a group of lenders) under the Credit Agreement.

“Subordinated Lien Indebtedness” means all present and future obligations, contingent or otherwise, of the Issuer and the Guarantors to the Trustee or the Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

“Trigger Date” means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered, and (iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

“Trigger Event” means:

(a)                      the occurrence of an Event of Default,

(b)                     the acceleration of the maturity of the Credit Facility Indebtedness by the Senior Creditor pursuant to the Credit Agreement, or

(c)                      the commencement of any action or proceeding by the Senior Creditor, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Senior Creditor’s rights and remedies under any of the Credit Documents, including (i) commencement of any Enforcement Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Senior Creditor; (ii) exercise of any right of set-off; (iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against the Issuer or any Guarantor to recover all or any part of the Credit Facility Indebtedness.

Section 1.2                                   Indenture Definitions.  Undefined capitalized terms have the meanings assigned to them in the Indenture.

Section 1.3                                   Miscellaneous.  All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.  The words “hereof,” “herein” or “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” (and similar terms) means “including without limitation.”

ARTICLE II
LIEN PRIORITY

Section 2.1                                   Agreement to Subordinate Liens.  The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Senior Creditor in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, the Maximum Amount; provided that, the rights of the Senior Creditor under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Senior Creditor in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction.  The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Senior Creditor provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuer or any of the Guarantors, including the Credit Facility Indebtedness.

Section 2.2                                   No Contest; Excluded Assets.  Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party (and the Trustee agrees that it will not contest the Senior Creditor’s good faith reliance on any certification referenced in the definition of “Maximum Amount” made by the Issuer to the Senior Creditor), or finance or urge any other Person to do so; provided that, either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision.  Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a Lien on and the other Party does not.

Section 2.3                                   Exercise of Rights.

(a)                      The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that, the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and the application of proceeds of Collateral under Section 3.4, and (ii) subject to the provisions of Sections 3.1 and 3.2.

(b)                     Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

Section 2.4                                   Priority of Liens.  Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

ARTICLE III
ACTIONS OF THE PARTIES

Section 3.1                                   Limitation on Certain Actions.  Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Senior Creditor, take any Enforcement Action.

Section 3.2                                   Standstill Period.

(a)                      If an Enforcement Event with respect to the Indenture Documents has occurred and is continuing, the Trustee, on behalf of the Holders, will give the Senior Creditor written notice thereof (an “Enforcement Event Notice”).

(b)                     The Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions so long as:

(i)             (A) an Enforcement Event is continuing for more than 45 consecutive days after the delivery of an Enforcement Event Notice (the “Expiry Date”); (B) the Senior Creditor has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) the Issuer or the Guarantor against which the Trustee’s proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding; or

(ii)          (A) the Senior Creditor has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing any Enforcement Actions, (B) no Insolvency Proceeding is pending against the Issuer or any Guarantor against which the Trustee’s proposed Enforcement Action is to be taken, and (C) the Enforcement

Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

(c)                      Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

Section 3.3                                   Foreclosure.  Any Party taking a permitted Enforcement Action may enforce its Financing Documents independently as to the Issuer and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with the Secured Liabilities owing to it, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents.  Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Senior Creditor (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Collateral provided by the Issuer or any Guarantor, or any other property, assets, or collateral provided by the Issuer, any Guarantor, or any other Person, and agrees that the Party taking such permitted Enforcement Action may proceed against the Issuer, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion.  The foregoing notwithstanding:  (a) with respect to the sale or other disposition of any Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted in a commercially reasonable manner in accordance with any applicable law, including Article 9 of the Uniform Commercial Code, and (b) the Senior Creditor agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, it shall thereupon promptly cease all further Enforcement Actions.

Section 3.4                                   Distribution.  Each Party agrees that, upon any distribution as a result of an Enforcement Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

(a)            FIRST:

(i)             if the Enforcement Action is taken by the Senior Creditor, to the payment of all reasonable costs and expenses, commissions and taxes of the Senior Creditor incurred in connection with taking any such Enforcement Action or other realization, including all reasonable expenses (including attorneys’ fees and expenses), liabilities and advances made or incurred by the Senior Creditor in connection therewith;

(ii)          if the Enforcement Action is taken by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Enforcement Action or other realization, including all reasonable expenses (including attorneys’ fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

(b)                     SECOND, to the Senior Creditor, until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and (ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

(c)                      THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid;

(d)                     FOURTH, to the Senior Creditor until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid; and

(e)                      FIFTH, to the Issuer or the Guarantors, as applicable, or as a court of competent jurisdiction may otherwise direct.

Section 3.5                                   Notice of Certain Events.  Each Party agrees that it will notify the other Party, in writing, (a) if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than seven days after the date of any such occurrence, and (b) prior to its first exercising any remedies with respect to any portion of the Collateral in connection with one or more Events of Default, provided that, if all such Events of Default are cured or waived, such notice under this clause (b) will be given on each other occasion that remedies are first exercised with respect to one or more other Events of Default.  Notwithstanding the foregoing, (x) the Senior Creditor shall not be obligated to provide such prior written notice if exigent circumstances require that it act immediately to preserve, protect, or obtain possession or control over the Collateral; provided that, in such event the Senior Creditor agrees to provide the Trustee with written notice as soon as practicable following the Senior Creditor first exercising any remedies with respect to the Collateral; and (y) no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

ARTICLE IV
ENFORCEMENT OF PRIORITIES

Section 4.1                                   In Furtherance of Lien Priorities.  Each Party agrees as follows:

(a)                      All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the “Entitled Party”) in accordance with the provisions of Section 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of noncash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

(b)                     After the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Senior Creditor will promptly execute and deliver all further instruments and documents, and take all further actions that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that, (x) the Senior Creditor shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Senior Creditor may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Senior Creditor shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

(c)                      Each Party is hereby authorized to demand specific performance of this Agreement, whether or not the Issuer or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it.  Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d)                     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made.

Section 4.2                                   Perfection of Possessory Security Interests.  For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other’s representative for such limited purpose of perfecting the other’s security interest by possession or control through a representative; provided that, neither Party shall incur any liability to the other by virtue of acting as the other’s representative hereunder.  In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided that, no Party shall be required to deliver any such item of Collateral or take any other action referred to in this Section 4.2 to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

Section 4.3                                   Control of Dispositions of Collateral and Effect thereof on Junior Liens.

(a)                      Each Party hereby agrees that any collection, sale, or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Senior Creditor shall be free and clear of any Lien of the Trustee in such Collateral; provided that, the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with Section 3.4).

(b)                     To the extent reasonably requested by the Senior Creditor, the Trustee will cooperate in providing any necessary or appropriate releases to permit a collection,

sale, or other disposition of Collateral, as provided in Section 4.3(a), by the Senior Creditor therein free and clear of the Trustee’s junior Lien.

ARTICLE V
MISCELLANEOUS

Section 5.1                                   Rights of Subrogation.  The Trustee agrees that no payment or distribution received by the Trustee on account of the Subordinated Lien Indebtedness, which payment or distribution is applied against the Subordinated Indebtedness and is paid over to the Senior Creditor pursuant to Section 4.1, shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the date on which the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

Section 5.2                                   Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder’s office), that may be necessary or desirable, or that either Party may reasonably request, to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that, no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order or other legal requirement binding on such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.

Section 5.3                                   Defenses Similar to Suretyship Defenses.  All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

(a)                      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that, this Section 5.3(a) shall not apply to, and the Trustee’s Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Senior Creditor’s Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

(b)                     any exchange, release, nonenforcement or nonperfection of any Party’s Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

(c)                      any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

Section 5.4                                   Amendments, Etc.  No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.5                                   Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN  55107
Facsimile:  (651) 495-8097
Attention:  Corporate Trust Department

and if to the Senior Creditor, mailed, sent by facsimile or delivered to it at the following address:

Texas State Bank
3900 North 10th Street
McAllen, TX  78501
Facsimile:  (956) 926-7872
Attention:  Glen Roney

with copies to the Issuer, mailed, sent by facsimile or delivered to it at the following addresses:

The Wornick Company
3900 North 10th Street, Suite 900
McAllen, TX  78501
Facsimile:  (958) 882-7816
Attention:  Chief Executive Officer

Veritas Capital Management II, L.L.C.

660 Madison Avenue

New York, New York  10022

Facsimile:  (212) 688-9411

Attention:  Robert B. McKeon

Schulte, Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Facsimile:  (212) 593-5955

Attention:  Benjamin M. Polk, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York  10166

Facsimile:  (212) 294-4700

Attention:  David A. Sakowitz, Esq

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this Section 5.5.  All such demands, notices and other communications shall be effective:  (a) if mailed, two business days after deposit in the mails, postage prepaid; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by other means, when delivered.

Section 5.6                                   No Waiver of Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.7                                   Termination of Agreement.  This Agreement shall (x) be binding on the Parties and their successors and assigns; (y) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (z) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being Fully Paid; provided that, the obligations of the Parties under Sections 4.1 and 5.2 shall survive this Agreement.

Section 5.8                                   Governing Law; Entire Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 5.9                                   Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart (including counterparts delivered by facsimile) will be deemed to be an original, and all together shall constitute one and the same document.

Section 5.10                            No Third Party Beneficiary.  This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the lenders under the Credit Agreement, the Senior Creditor, the Trustee and the Holders).  No other Person (including the Issuer, any Guarantor or any subsidiary or affiliate of the Issuer or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

Section 5.11                            Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 5.12                            Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 5.13                            Trustee Status.  Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder).  The Trustee shall not have any duties, obligations, or responsibilities to the Senior Creditor under this Agreement except as expressly set forth herein.  Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuer or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Issuer expressly agrees that as between it and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement.  For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuer or of the Senior Creditor; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuer or counsel to the Senior Creditor, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

[signature page follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first above written.

Senior Creditor:

TEXAS STATE BANK

By:	/s/ Douglas G. Bready
	Name:	Douglas G. Bready
	Title:	President

Trustee:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.

Dated as of June 30, 2004.

Issuer:

THE WORNICK COMPANY

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	Chairman of the Board

Guarantors:

RIGHT AWAY MANAGEMENT CORPORATION

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	Chairman of the Board

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	Chairman of the Board

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.
By:	Right Away Management Corporation, its general partner

By:	/s/ Robert B. McKeon
	Name:	Robert B. McKeon
	Title:	Chairman of the Board

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.

Dated as of June 30, 2004.

THE ISSUER:

THE WORNICK COMPANY

	By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Chairman of the Board

GUARANTORS:

RIGHT AWAY MANAGEMENT CORPORATION

	By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Chairman of the Board

THE WORNICK COMPANY RIGHT AWAY DIVISION

	By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Chairman of the Board

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.

	By:	Right Away Management Corporation, its General Partner

		By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: Chairman of the Board